Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as the specified officer of Clean Energy Fuels Corp. (the “Company”) that, to the best of his knowledge, the quarterly report of the Company on Form 10-Q for the fiscal quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: August 7, 2014

/s/ ANDREW J. LITTLEFAIR
Name:	Andrew J. Littlefair
Title:	President and Chief Executive Officer (Principal Executive Officer)

Dated: August 7, 2014

/s/ RICHARD R. WHEELER
Name:	Richard R. Wheeler
Title:	Chief Financial Officer (Principal Financial Officer)

This certification accompanies this quarterly report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.